As filed with the Securities and Exchange Commission on July 20, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                          Signal Apparel Company, Inc.
             (Exact name of Registrant as specified in its charter)

           INDIANA                                               62-0641635
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               34 Englehard Avenue
                            Avenel, New Jersey 07001
                                 (732) 382-2882
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          Signal Apparel Company, Inc.
                            1999 Stock Incentive Plan
                            (Full title of the Plan)

                             Robert J. Powell, Esq.
                  Vice President, General Counsel and Secretary
                          Signal Apparel Company, Inc.
                             200 Manufacturers Road
                              Chattanooga, TN 37405
                                 (423) 752-2048
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With Copy to:

                             Steven R. Barrett, Esq.
                         Witt, Gaither & Whitaker, P.C.
                           1100 SunTrust Bank Building
                          Chattanooga, Tennessee 37402
                                 (423) 265-8881


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                             Proposed            Proposed
                                                                             maximum              maximum
           Title of each class of                          Amount to      offering price         aggregate            Amount of
       securities to be registered                     be registered(1)     per unit(2)        offering price     registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                            5,000,000 shs.         $1.125            $5,625,000           $1563.75
====================================================================================================================================

(1) This figure represents the aggregate number of shares of Common Stock being registered hereby for issuance pursuant to the 1999 Stock Incentive Plan (the "Plan") of Signal Apparel Company, Inc. There are also registered an undetermined number of additional shares of Common Stock that may become available for issuance in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock or in the capital structure of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Securities Act Rule 457(c) and based on the average of the high and low prices reported for the Common Stock on July 13, 1999 on the New York Stock Exchange.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933. The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by Signal Apparel Company, Inc. (Commission File No. 1-2782) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934:

(1)  the  Company's  Notification  of Late Filing on Form 12b-25 dated March 31,
     1999;

(2) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(3) Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(4)  the  Company's  Notification  of Late Filing on Form  12b-25  dated May 17,
     1999;

(5) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999;

(6) the Company's Amendment No. 1 on Form 10-Q/A to its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999;

(7) the Company's Current Reports on Form 8-K dated March 3, 1999 and March 22, 1999 (as well as Amendment No. 1 on Form 8-K/A to the report dated March 22, 1999); and

(8) the description of the Company's common stock set forth in the Company's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Article Eighth of the Company's Restated Articles of Incorporation, as amended (the "Articles") governs indemnification and insurance of the Company's directors, officers, employees and agents. Paragraph (a) of such Article provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Indiana Business Corporation Law (the "IBCL"), as the same exists as of the date of adoption of the Articles or as later amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the IBCL permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. However, except as provided in the Articles with respect to the right of a claimant to bring suit to enforce the indemnification rights provided under the Articles, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Company's Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange

Commission such indemnification would be against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit
Number    Description of Exhibit
------    ----------------------

4.1 Signal Apparel Company, Inc. 1999 Stock Incentive Plan (attached as Annex II to the Proxy Statement for the Registrant's Annual Meeting of Shareholders held January 27, 1999, previously filed with the Commission and incorporated herein by reference).

5.1       Opinion of Witt, Gaither & Whitaker, P.C., counsel to the Registrant.

23.1      Consent of Witt, Gaither & Whitaker, P.C.(included in Exhibit 5.1).

23.2      Consent of Arthur Andersen LLP

24 Powers of Attorney (included in Signatures page of this Registration Statement).

Item 9.  Undertakings.

I.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) above if such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement; and

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on June 30, 1999.


                                      SIGNAL APPAREL COMPANY, INC.


                                      By         /s/ Robert J. Powell
                                          -------------------------------------
                                                    Robert J. Powell
                                                      Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes and appoints Howard Weinberg and Robert J. Powell, and each of them, as attorneys-in-fact, to sign on his behalf individually and in the capacity designated below, and to file, any amendments, including post effective amendments, to this Registration Statement.


/s/ Stephen Walsh
----------------------------       Chairman of the Board           June 30, 1999
    Stephen Walsh                  and Director


/s/ Thomas A. McFall
----------------------------       Chief Executive Officer         June 30, 1999
    Thomas A. McFall               and Director


/s/ Howard Weinberg
----------------------------       Chief Financial Officer         June 30, 1999
    Howard Weinberg                (Chief Accounting Officer)
                                   and Director


/s/ Henry L. Aaron
----------------------------       Director                        June 30, 1999
    Henry L. Aaron


----------------------------       Director                               , 1999
      Zvi Ben-Haim


/s/ Barry Cohen
----------------------------       Director                        June 30, 1999
    Barry Cohen


/s/ Paul R. Greenwood
----------------------------       Director                        June 30, 1999
    Paul R. Greenwood


/s/ John W. Prutch
----------------------------       President and Director          June 30, 1999
    John W. Prutch



                                      II-6